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                                                                    EXHIBIT 10.8

                              ENERGY PARTNERS, LTD.
                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement is made as of October 26, 1999, by and among (i) Energy Partners, Ltd., a Delaware corporation (the "Company") and (ii) Evercore Capital Partners L.P., Evercore Capital Partners (NQ) L.P. and Evercore Capital Offshore Partners L.P., each a limited partnership (each a "Purchaser" and collectively the "Purchasers").

                                   SECTION 1

                                  DEFINITIONS

         1.1 Defined Terms. The following terms are defined as follows:

         "Affiliate" means, with respect to any Person: (i) any Person that holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person; (ii) any Person that holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of equity securities or equity interests representing at least 5% of the outstanding equity securities or equity interests of a Person; (iii) any brother, sister, parent, child or spouse of such Person or any person described in clauses (i) and (ii); and (iv) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Annual Plan," see Section 8.1(d).

         "Bank One Agreement," see Section 4.7.

         "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York or Louisiana are required or permitted to close.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereunder. Section references to the Code and its regulations are to those provisions as in effect at the date of this Agreement, together with any subsequent provisions to the Code that amend, supplement or replace the provisions to which reference is made.

         "Closing," see Section 3.1.

         "Company Properties," see Section 4.18(a).


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                                      -2-

         "EIF" means Energy Income Fund, L.P.

         "EIF Warrant Agreement" means the warrant agreement dated the Closing Date between the Company and EIF in the form attached hereto as Exhibit E.

         "Employee Pension Benefit Plan" has the meaning given in Section 3(2) of ERISA.

         "Environmental Law" means any applicable foreign, federal, state or local statute, regulation, ordinance or rule of common law as now in effect in any way relating to the protection of human health and the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. Sections 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Clean Water Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act (I5 U.S.C. Sections 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.), regulations promulgated pursuant to these statutes, and common law principles of tort liability; and (i) the Louisiana Environmental Quality Act LSA-R.S. 30:2001 et seq., (ii) Section XV of Statewide Order 29-B of the Louisiana Conservation Commission, and (iii) all other foreign, federal, state, tribal and local laws (whether common or statutory), rules, regulations, consent agreements, compliance schedules, and orders directly and/or indirectly relating to public health and safety, air pollution, water pollution, noise control, wetlands, oceans, waterways, and/or the presence, use, generation, manufacture, transportation, processing, treatment, handling, discharge, release, disposal, or recovery of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or materials and/or underground storage tanks, as each of the foregoing laws, rules, regulations and orders may be amended, supplemented, and/or reauthorized from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation or rule issued thereunder.

         "ERISA Affiliate" means any Person that together with the Company, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the SEC issued under such Act, as they may, from time to time, be in effect.

         "Financial Statements," see Section 4.6.


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                                      -3-

         "Financing Agreement" means the financing agreement dated April 15, 1998 by and between Energy Income Fund, L.P. and the Company.

         "GAAP" means generally accepted accounting principles as presently promulgated by the Financial Accounting Standards Board ("FASB"), as amended from time to time by FASB or any successor authority.

         "Hazardous Material" means any substance, material or waste that is regulated by the United States, the foreign jurisdictions in which the Company conducts business or any applicable state or local governmental authority including, without limitation, petroleum and its by-products, asbestos and any material or substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

         "Intellectual Property," see Section 4.10.

         "IRS" means the Internal Revenue Service.

         "Leased Properties," see Section 4.18(a).

         "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Owned Properties," see Section 4.18(a).

         "Permits" means any approvals, authorizations, consents, licenses, permits or certificates.

         "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or a government or any political subdivision or agency thereof.

         "Personal Property Leases," see Section 4.19(a).

         "Real Property Leases," see Section 4.18(a).

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or into or out of any property.



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                                      -4-

         "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

         "SEC" means the United States Securities and Exchange Commission, or any federal agency at the time administering the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

         "Series A Preferred Stock," see Section 2.1.

         "Series B Preferred Stock," see Section 2.1.

         "Series C Preferred Stock," see Section 2.1.

         "Stockholder Agreement" means the stockholder agreement dated the Closing Date among the Company, the Purchasers and the other Persons named therein in the form attached hereto as Exhibit D.

         "U.S. Foreign Corrupt Practices Act" means the U.S. Foreign Corrupt Practices Act of 1977, Pub. L. No. 95-213, Sections 101-104, as amended, and any other applicable law, regulation, order, decree or directive having the force of law and relating to bribes, kick-backs or similar business practices.

                                    SECTION 2

                                  SALE OF STOCK

         2.1 Authorization. The Company will authorize the issuance and sale of
(i) 500,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") having the terms specified in the preferred stock designation attached hereto as Exhibit A, (ii) 150,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") having the terms specified in the preferred stock designation attached hereto as Exhibit B and (iii) 900,000 shares of Series C Preferred Stock (the "Series C Preferred Stock") having the terms specified in the preferred stock designation attached hereto as Exhibit C.

         2.2 Sale of Preferred Stock by the Company. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers, and the Purchasers, jointly



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and severally, will buy from the Company, the Series A Preferred Stock for an aggregate purchase price of $50,000,000 and the Series B Preferred Stock for an aggregate purchase price of $10,000,000.

                                    SECTION 3

                             CLOSING DATE; DELIVERY

         3.1 Closing Date. The closing of the purchase and sale of the stock hereunder shall be held at the offices of the Company at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, at 1:00 p.m., local time on a Business Day not later than 15 Business Days after the date of this Agreement (the "Closing") or at such other time and place upon which the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

         3.2 Delivery. At the Closing, the Company will deliver to the Purchasers certificates registered in one or more of the Purchasers' names representing the Series A Preferred Stock and Series B Preferred Stock, against payment of the aggregate purchase price therefor by wire transfer per the Company's instructions.

                                    SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchasers as follows:

         4.1 Organization and Standing; Certificate of Incorporation and By-Laws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority and is in possession of all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing as a foreign corporation in Louisiana and Massachusetts.

         4.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Series A Preferred Stock and the Series B Preferred Stock contemplated hereby and to carry out and perform its obligations under the terms of this Agreement.



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         4.3 Subsidiaries. The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, partnership, limited partnership, joint venture, association or other business entity.

         4.4 Capitalization. On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of (a) 1,700, 000 shares of preferred stock, of which 500,000 shares have been designated as Series A Preferred Stock, 150,000 shares have been designated as Series B Preferred Stock and 900,000 shares have been designated as Series C Preferred Stock and (b) 20,000 shares of common stock. Of the foregoing authorized amounts 500,000 shares of Series A Preferred Stock, 100,000 shares of Series B Preferred Stock and 10,040 shares of common stock will be issued and outstanding on the Closing Date after giving effect to the transactions contemplated by this Agreement. The outstanding shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock. The Company has no employee stock purchase plans, stock option plans or other Employee Pension Benefit Plans. There are outstanding (a) no securities of the Company or any Person convertible into or exchangeable for shares of capital stock or voting securities of the Company, (b) no options, warrants or other rights to acquire from the Company (including any rights issuable or issued under any shareholder rights plan or similar arrangement) and no obligations, contingent or otherwise, of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (c) no equity equivalent in the earnings or ownership of the Company or any Person or any similar rights to share earnings or ownership, (d) no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its securities and (e) except as may be required under one or more of the Material Contracts listed in Schedule 4.14, no outstanding obligation to make any investment (by loan, capital contribution or otherwise) in any Person. As of the date of this Agreement, the holders of record of the issued and outstanding shares of common stock are as set forth on Schedule 4.4.

         4.5 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Stockholder Agreement and the EIF Warrant Agreement. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the Stockholder Agreement and the EIF Warrant Agreement, the authorization, sale, issuance and delivery of the Series A Preferred Stock and the Series B Preferred Stock, the authorization of the Series C Preferred Stock, the issuance of common stock of the Company upon conversion of the Series A Preferred Stock and the Series B Preferred Stock, and the performance of all of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement, the Stockholder Agreement and the EIF Warrant Agreement, when executed and delivered by the Company, shall constitute

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valid and binding obligations of the Company, enforceable in accordance with their respective terms (except for the effect of the application of bankruptcy, insolvency, reorganization, moratorium or similar laws governing the rights of creditors generally or the availability of the remedy of specific performance). The Series A Preferred Stock and Series B Preferred Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of all Liens and will be issued by the Company in compliance with all applicable federal and state securities laws; provided, however, that the Series A Preferred Stock and the Series B Preferred Stock will be subject to restrictions on transfer under state and/or federal securities laws and as provided in the Stockholder Agreement.

         4.6 Financial Statements. The Company has delivered to the Purchasers its audited balance sheet, statement of operations and accumulated deficit and statement of cash flows as of and for the period ended December 31, 1998, and its unaudited balance sheet, statement of operations and accumulated deficit and statement of cash flows as of and for the period ended June 30, 1999 (collectively the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements do not contain footnotes, and are subject, in the case of the unaudited financial statements, to normal year-end audit adjustments. Since June 30, 1999, except as set forth on Schedule 4.6, the Company has not incurred any liability or obligation of any nature whatsoever (whether due or to become due, accrued, fixed, contingent, liquidated, unliquidated or otherwise) that in the aggregate would have a material adverse effect on the Company.

         4.7 Absence of Changes. Since June 30, 1999, except as set forth on
Schedule 4.7: (a) except for any Material Contract listed on Schedule 4.14 that was entered into after June 30, 1999, the Company has not entered into any transaction which was not in the ordinary course of business; (b) there has been no material adverse change in the condition (financial or otherwise), operating results, property, assets or liabilities of the Company; (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially and adversely affecting the business or operations of the Company; (d) the Company has not declared or paid any dividend or made any distribution on or with respect to any class or series of its capital stock or equity interests, or redeemed, purchased or otherwise acquired any of its capital stock or equity interests; (e) there has been no resignation or termination of employment of any key officer or employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer or employee; (f) there has been no labor dispute involving the Company or its employees and none is pending or, to the best of the Company's knowledge, threatened; (g) there has not been any material change in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty or otherwise; (h) there has not been any waiver by the Company of a valuable right or of a debt owed to it; (i) there has not been any material adverse

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                                      -8-

change or amendment to a contract by which the Company or any of its assets or properties is bound or subject; (j) there has not been any material increase in excess of $25,000 annually in any compensation arrangement or agreement with any employee of the Company receiving compensation; (k) there have not been any events or circumstances that, individually or in the aggregate, have had a material adverse effect on the financial condition of the Company; and (l) the Company has not
(i) incurred any indebtedness for money borrowed, except pursuant to the Financing Agreement and the Loan Agreement, Revolving Line of Credit from Bank One, Texas, N.A. to the Company dated June 23, 1999 (the "Bank One Agreement"),
(ii) made any loans or advances to any Person, other than ordinary advances for travel expenses not exceeding $25,000, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights for consideration in excess of $25,000 in any one transaction or series of other related transactions.

         4.8 Material Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except
(a) the liabilities and obligations set forth in the Financial Statements, (b) liabilities and obligations incurred subsequent to June 30, 1999 in the ordinary course of business that have not been, in the aggregate, materially adverse, (c) liabilities and obligations under leases for its principal offices and for equipment and (d) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

         4.9 Compliance with Other Instruments, etc. The Company is not in violation of any term of its Certificate of Incorporation or By-Laws. The Company is not in violation of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order, writ or decree, and is not in violation of any order, statute, rule or regulation applicable to the Company, in any case where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement, the Stockholder Agreement and the EIF Warrant Agreement, the issuance of the Series A Preferred Stock and Series B Preferred Stock, have not resulted and will not result in any material violation of, or conflict with, or constitute, with or without the passage of time or giving of notice, default under or give rise to any obligations under, the Company's Certificate of Incorporation or By-Laws (as such documents will be in effect on the Closing Date) or any of its material agreements in effect as of the Closing Date, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, or violate any law, order, rule or regulation applicable to the Company; and there is no such violation or default that materially and adversely affects the business of the Company or any of its properties or assets. The Company has all material Permits of all governmental entities required to conduct its business as currently conducted. The transactions contemplated by this Agreement, the Stockholder Agreement and the EIF Warrant Agreement will not constitute a change of control under any Employee Pension Benefit Plan, rights plan, contract or agreement to which it is a party, or under any law, rule or regulation to which it is subject.

         4.10 Patents and Other Intangible Assets. The Company owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes (and licenses with respect to the foregoing) (the "Intellectual Property") used in the conduct of its business. Except as set forth in Schedule 4.10, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person. The Company has no patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications. Since its formation, the Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person, nor is the Company aware of any such violations.

         4.11 Litigation, etc. Except as set forth on Schedule 4.11, there are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or its properties before any court or governmental agency.

         4.12 Employees. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company.

         4.13 Certain Transactions. Except as set forth on Schedule 4.13 hereto, the Company is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the Company's knowledge, shareholders, or any of their respective spouses or children, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that officers, directors and/or shareholders of the Company may own less than 1% of the stock of publicly traded companies which may compete with the Company. No officer, director or shareholder, or any of their respective spouses or children, is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

         4.14 Material Contracts and Obligations. Attached hereto as Schedule
4.14 is a list of all agreements and contracts to which the Company is a party or by which it is bound that are material to the conduct and operations of its business and properties. Copies of



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                                      -10-

such agreements and contracts have been made available for inspection by the Purchasers. All of such agreements and contracts are valid, binding (assuming due execution and delivery by the other parties to such agreements and contracts), are in full force and effect in all material respects and are enforceable against the Company in accordance with their respective terms (except for the effect of the application of bankruptcy, insolvency, reorganization, moratorium or similar laws governing the rights of creditors generally or the availability of the remedy of specific performance). The Company is not in default under any such agreements in any material respect nor, to the Company's knowledge, is any party to any such agreement in default thereunder in any material respect.

         4.15 Governmental Consent, etc. No consent, approval or authorization of (or registration, qualification, designation, declaration or filing with) any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Series A Preferred Stock and Series B Preferred Stock.

         4.16 Tax Matters. The Company: (a) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies; (b) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings, if adequate reserves therefore have been established on the books and records of the Company in accordance with GAAP); and (c) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor and, to the Company's knowledge, there are no material unresolved questions or claims concerning the Company's tax liability. To the Company's knowledge, the Company's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns that, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes. Proper and accurate amounts have been withheld by the Company from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. The Company has not agreed to and is not required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Except as set forth in Schedule 4.16, the Company has no obligation under any tax-sharing agreement.

         4.17 Insurance. The Company maintains adequate insurance with respect to its respective businesses and is in compliance with all requirements and provisions thereof.


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                                      -11-

The Company has casualty and liability insurance policies, in such amounts and with such coverage as are listed on Schedule 4.17.

         4.18 Real Property.

          (a) Schedule 4.18(a) sets forth a complete list of all real property and interests in real property owned (the "Owned Properties") or leased (the "Leased Properties") by the Company or an Affiliate, as lessee or lessor (the Leased Properties together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the "Company Properties"). Except for properties operated pursuant to farmout agreements and properties owned or leased by other parties on which the Company performs contract operations, the Company Property constitutes all interests in real property currently used or currently held for use in connection with the businesses of the Company and which are necessary for the continued operation of the businesses of the Company as such businesses are currently conducted. The Company has a valid and enforceable (except as enforceability may be limited by bankruptcy and similar laws and subject to limitations on the remedy of specific performance) leasehold interest under each of the leases for the Leased Property (the "Real Property Leases"), and the Company has not received any written notice of any default or event which, with notice or lapse of time, or both, would constitute a default by the Company under any of the Real Property Leases or under any farmout agreement. The Company delivered or otherwise made available to the Purchasers true, correct and complete copies of the Real Property Leases and the farmout agreements, together with all amendments, modifications or supplements, if any, thereto.

          (b) The Company has all Permits of any governmental body necessary for the current use and operation of each Company Property, and the Company has complied in all material respects with all conditions of the Permits applicable to them. The Company has not received written notice that any default or violation, or event which, with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit.

          (c) There does not exist any pending or to the Company's knowledge, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and the Company has not received any written notice of the intention of any governmental body or other person to take or use all or any part thereof.

          (d) The Company has not received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

          (e) Except as set forth in Schedule 4.18(e), the Company does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

         4.19 Tangible Personal Property.

          (a) Schedule 4.19(a) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $150,000 relating to personal property used in the business of the Company or to which the Company is a party or by which the properties or assets of the Company are bound. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements, if any, thereto.

          (b) The Company has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, and there is no default in any material respect under any Personal Property Lease by the Company, to the Company's knowledge by any party thereto, and to the Company's knowledge no event has occurred which, with the lapse of time or the giving of notice or both, would constitute a default thereunder.

          (c) Except as set forth on Schedule 4.19(c), the Company has good and marketable title to all of the items of tangible personal property owned by the Company and reflected in the Financial Statements and Schedule 4.19(c) hereto (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens except for customary Liens incurred in the ordinary course of business which in the aggregate could not reasonably be expected to have a material adverse effect on the Company's financial condition.

         4.20 Environmental Matters. The Company is not in violation of any environmental or safety statute, law or regulation that in the aggregate would have a material adverse effect on the condition (financial or otherwise), business, properties, assets or liabilities of the Company, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No action, proceeding, permit revocation, writ, injunction or claim is pending or, to the Company's knowledge, threatened that would impose any material environmental liability upon the Company. Except as set forth on Schedule 4.20 or as would not have a material adverse effect on the Company's financial condition, (a) the operations of the Company are in substantial compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise; (b) the Company has obtained all Permits required under all applicable Environmental Laws necessary to operate its business; (c) the Company is not the subject of any outstanding written order, agreement or arrangement with any governmental authority or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material; (d) the Company has not received any written communication alleging either or both that the Company may be in violation of an Environmental Law, or any Permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law; (e) at the Closing, the Company will not have any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site) and has no reason to believe that such contingent liability exists; (f) there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company pending or, to its knowledge, threatened that could lead to the imposition of any liability pursuant to Environmental Law; (g) there is not located at any of the Company Properties any (i) underground storage tanks, (ii) asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, or any (iv) Hazardous Materials (other than for Hazardous Materials used or stored by the Company in the ordinary course of business and in material compliance with applicable Environmental Laws and Permits); and (h) the Company has provided or made available to the Purchasers all environmentally related audits, studies, reports, analyses and results of investigations, if any, that have been performed on its behalf with respect to the currently or previously owned, leased or operated properties of the Company.

         4.21 Employee Pension Benefit Plans; Employees.

          (a) Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to contribute to, nor has either the Company or any ERISA Affiliate ever maintained, contributed to or been obligated to contribute to, any Employee Pension Benefit Plan. Neither the Company nor any ERISA Affiliate has any liability (whether actual or conditional, with respect to its assets or otherwise) to or resulting from any Employee Pension Benefit Plan sponsored or maintained by a Person that is not the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has or has had any obligations under any collective bargaining agreement.

          (b) Schedule 4.21(b) hereto sets forth an accurate list, as of the date hereof, of all officers, directors and key employees of the Company and lists all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation respectively) of each such Person as of the date hereof.

          (c) Except as set forth in Schedule 4.21(c), the Company has not declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

         4.22 Labor and Employment Matters. With respect to employees of the
Company: (a) the Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (b) there is not now, nor since the Company's formation has there been, any unfair labor practice complaint against the Company pending or, to the Company's knowledge, threatened before the National Labor Relations Board or any other comparable authority; (c) there is not now, nor since the Company's formation has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against the Company; (d) no labor representation organization effort exists nor has there been any such activity since the Company's formation; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or, to the Company's knowledge, have been threatened; (f) the employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company; and (g) all Persons classified by the Company as independent contractors, to the Company's knowledge, do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to so.

         4.23 No Pending Transactions. Except for the transactions contemplated by this Agreement (including without limitation the Stockholder Agreement and the EIF Warrant Agreement), the Company is not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of the Company, (ii) the sale of all or substantially all of the assets of the Company or (iii) a change of control of more than five percent of the outstanding common stock of the Company.

         4.24 Disclosure. No representation or warranty by the Company contained in this Agreement, in the schedules attached hereto or in any certificate to be furnished at the Closing by the Company to the Purchasers in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading.

         4.25 Minute Books. Except as set forth on Schedule 4.25 with respect to minutes not yet approved by the board of directors, the minute books of the Company contain a complete summary of all material actions by the directors and stockholders since the date of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         4.26 Foreign Corrupt Practices. Neither the Company nor any of its respective officers, directors, employees or agents has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office in violation of the U.S. Foreign Corrupt Practices Act nor has it otherwise taken any action that would cause the Company to be in violation of the U.S. Foreign Corrupt Practices Act.

         4.27 Corporate Documents. True and correct copies of the Certificate of Incorporation and By-Laws of the Company, as are currently in effect, have been delivered to the Purchasers.

         4.28 Brokers or Finders. Other than fees payable to Warburg Dillon Read LLC and Lehman Brothers, neither the Company nor any Purchaser has incurred or will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         THE PARTIES HERETO AGREE THAT THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY THAT ARE SET FORTH IN THIS SECTION 4 CONSTITUTE ALL OF THE REPRESENTATIONS AND WARRANTIES MADE TO PURCHASER IN CONNECTION WITH THE SALE OF THE COMPANY'S SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK PURSUANT TO THIS AGREEMENT (AND THE ISSUANCE OF EQUITY SECURITIES OF THE COMPANY AS DIVIDENDS THEREON OR UPON CONVERSION THEREOF). NO OTHER REPRESENTATIONS OR WARRANTIES (WHETHER EXPRESS OR IMPLIED) HAVE BEEN OR ARE MADE TO PURCHASER, AND EACH PURCHASER HEREBY WAIVES ANY CLAIMS THEREFOR. IN ADDITION, NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO REPRESENTATION OR WARRANTY IS MADE HEREIN IN RESPECT OF THE COMPANY'S OPERATING OR PRODUCTION RESULTS IN THE FUTURE OR IN RESPECT OF THE COMPANY'S RESERVES, AND EACH PURCHASER HEREBY WAIVES ANY CLAIMS IN RESPECT THEREOF.

                                    SECTION 5

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants to the Company as follows:

         5.1 Accredited Investor; Experience. It is an institutional "accredited investor" as defined in Regulation D of the Securities Act. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company.

         5.2 Investment. It is acquiring the Series A Preferred Stock and the Series B Preferred Stock for investment for its own account, not as a nominee or agent, and not with the view to resale in violation of applicable law.

         5.3 Restricted Securities. It understands that the Series A Preferred Stock, and the Series B Preferred Stock have not been registered under the Securities Act of 1933, as amended, or under any state blue sky laws. It acknowledges that the Series A Preferred Stock and the Series B Preferred Stock are "restricted securities," as defined in Rule 144 of the Securities Act, and must be held indefinitely unless subsequently registered under the Securities Act (and any applicable state blue sky laws) or unless an exemption from such registration is available. It acknowledges that the certificates representing the Series A Preferred Stock and the Series B Preferred Stock shall bear a legend substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDER AGREEMENT AMONG THE ISSUER AND ITS SHAREHOLDERS AND THE ORGANIZATIONAL DOCUMENTS OF THE ISSUER."

         5.4 No Public Market. It understands that no public market now exists for any securities of the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         5.5 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to visit the Company's offices and operations, to review Company data, including internal and independent reserve reports, and to study its business plan. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information delivered by the Company, including the business plan, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. The Purchaser has completed a satisfactory due diligence investigation of the Company and has received all information requested regarding the Company's business and operations. Notwithstanding the foregoing, in making its decision to purchase, and in purchasing the Series A

Preferred Stock and the Series B Preferred Stock, the Purchaser has relied only upon representations and warranties expressly set forth in this Agreement.

         5.6 Authorization. All corporate action on the part of such Purchaser, its directors and its shareholders necessary for the authorization, execution, delivery and performance by such Purchaser of this Agreement and the Stockholder Agreement has been taken or will be taken prior to the Closing. This Agreement and the Stockholder Agreement when executed and delivered by such Purchaser will constitute valid and legally binding obligations of such Purchaser, enforceable in accordance with their respective terms (except for the effect of the application of bankruptcy, insolvency, reorganization, moratorium or similar laws governing the rights of creditors generally or the availability of the remedy of specific performance).

         5.7 Brokers or Finders. Other than fees payable to Warburg Dillon Read LLC and Lehman Brothers, neither the Company nor any Purchaser has incurred or will incur, directly or indirectly, as a result of any action taken by any Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.


                                    SECTION 6

                        PURCHASERS' CONDITIONS TO CLOSING

         The Purchasers' obligations to purchase the common stock at the Closing are subject to the fulfillment of the following conditions:

         6.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

         6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.3 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate executed by an authorized officer and dated the Closing Date, which certifies to the fulfillment of the conditions specified in Sections
6.1 and 6.2 of this Agreement.

         6.4 Opinion of Company's Counsel. The Purchasers shall have received from counsel to the Company, an opinion dated the Closing Date, in form reasonably satisfactory to the Purchasers, to the effect that:

          (a) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business;

          (b) the Company has the requisite corporate power and authority to execute, deliver and perform this Agreement, the Stockholder Agreement and the EIF Warrant Agreement. This Agreement, the Stockholder Agreement and the EIF Warrant Agreement have been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitute legal, valid and binding obligations of the Company, except that no opinion need be given as to the availability of equitable remedies or as to bankruptcy, fraudulent transfer or similar laws;

          (c) as of the Closing Date after giving effect to the transactions contemplated by this Agreement, the authorized capitalization of the Company consists of (i) 20,000 shares of common stock, no par value per share, and (ii) 1,700,000 shares of preferred stock, of which 500,000 shares have been designated Series A Preferred Stock, 150,000 shares have been designated as Series B Preferred Stock and 900,000 shares have been designated as Series C Preferred Stock;

          (d) the execution, delivery, performance and compliance with the terms of this Agreement, the Stockholder Agreement and the EIF Warrant Agreement do not violate any provision of the Company's amended Certificate of Incorporation or amended By-Laws; and

          (e) the shares of Series A Preferred Stock and Series B Preferred Stock to be sold to the Purchasers will, when paid for in accordance with the terms of this Agreement, be fully paid and nonassessable.

         6.5 Transaction Fee. On the Closing Date, the Company shall deliver a structuring fee of $600,000 to Evercore Advisors Inc. and reimburse the Purchasers for reasonable documented out of pocket expenses related to the transaction.

         6.6 Amendment and Termination of Certain EIF Agreements. Concurrent with the Closing, EIF and the Company shall have (i) amended the Financing Agreement between the Company and EIF as provided in the letter agreement dated October 21, 1999 between the Company and EIF in a manner reasonably acceptable to the Purchasers, (ii) terminated the Second Amended and Restated Stockholders' Agreement dated as of June 7, 1998 among the Company, EIF and the shareholders named therein and (iii) terminated (except as to the provisions set forth in Sections 4 and 11 thereof) the common stock purchase agreement dated May 7, 1998 between the Company and EIF.

         6.7 Stockholder Agreement. Concurrent with the Closing, the Purchasers, the Company and the other parties thereto shall have executed and delivered the Stockholder Agreement.

         6.8 Credit Facility Consent. The Company shall have obtained the written consent of Bank One, Texas, N.A. with respect to this Agreement and the transactions contemplated hereby.

         6.9 Restated Certificate of Incorporation; Preferred Stock Designations. The Company shall have amended (and filed with the Secretary of State of the State of Delaware) a restated certificate of incorporation, which shall include the preferred stock designations set forth as Exhibits A, B and C to this Agreement and such other provisions as shall be agreed among the parties hereto.

         6.10 Amended By-Laws. The Company shall have amended its By-laws and such amended By-laws shall be satisfactory to the parties hereto.

         6.11 Amended Employment Agreements. Each of Richard Bachmann, Clinton Coldren, Thomas DeBrock, John McCandless, Ken Meyers, James Orth, Ken Smith, Jean Stallard and Louis Willhoit, Jr. shall have executed and delivered an amendment to their respective employment agreements in form and substance satisfactory in each case to the Purchasers and the respective employee.

         6.12 Paydown of Financing Agreement. Concurrent with the Closing, the Company shall pay to EIF the cash amount set forth in Exhibit E hereto.

         6.13 Escrow. Existing shareholders of the Company shall have delivered to the Company certificates for the number of shares of common stock set forth on Schedule 6.13, along with stock powers executed in blank.

         6.14 Material Adverse Change. Since the date hereof, there shall not have occurred any material adverse change in the condition (financial or otherwise), operating results, property, assets, liabilities or prospects of the Company. For avoidance of doubt, each Purchaser hereby agrees that if the well known as "OCSG-0392 'EPL No. 1' - Grand Isle Block 37, Bay Marchand 2 Field" is not completed as a well capable of producing hydrocarbons in commercial quantities, that fact alone shall not constitute a material adverse change.

                                    SECTION 7

                       THE COMPANY'S CONDITIONS TO CLOSING

         The Company's obligation to sell and issue the Series A Preferred Stock and Series B Preferred Stock at the Closing Date is subject to the fulfillment as of the Closing Date of the following conditions:

         7.1 Representations. The representations made by the Purchasers in
Section 5 hereof shall be true and correct when made in all material respects and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

         7.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

         7.3 Compliance Certificate. The Purchasers shall have delivered to the Company a certificate of the Purchasers, executed by an authorized officer of the Purchasers and dated the Closing Date, which certifies to the fulfillment of the conditions specified in Sections 7.1 and 7.2 of this Agreement.

         7.4 EIF Warrant Agreement. Concurrent with the Closing, the Company and EIF shall have executed and delivered the EIF Warrant Agreement and EIF shall have delivered to the Company for cancellation certificates representing 2,194.48 shares of common stock of the Company.

         7.5 Other. The conditions specified in Sections 6.6 through 6.13 shall have been satisfied.

                                    SECTION 8

             AFFIRMATIVE COVENANTS OF THE COMPANY AND THE PURCHASERS

         8.1 Financial Information. Subject to Section 8.10, the Company will deliver or provide to the Purchasers:

          (a) as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, (i) the balance sheet of the Company as of the end of such fiscal year and a statement of operations and cash flow of the Company for such year, prepared in accordance with GAAP and setting forth in each case in comparative form similar information for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company and (ii) a reserve report audited by an independent reservoir reserve auditing firm of national standing selected by the Company;

          (b) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a balance sheet of the Company as of the end of each such quarterly period and a statement of operations and cash flow of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP (other than for accompanying notes and subject to normal year-end audit adjustments), all in reasonable detail and certified by the principal financial or accounting officer of the Company that they were so prepared;

          (c) as soon as practicable after the end of each fiscal month, and in any event within 30 days thereafter, an unaudited balance sheet of the Company as of the end of such month, an unaudited statement of operations and cash flow for each month, together with a monthly internal management report and bi-weekly staff reports, and for the current fiscal year to date. Such fiscal statements shall be prepared in accordance with GAAP consistently applied (other than accompanying notes), all in reasonable detail and signed, subject to year-end audit adjustments, by the principal financial or accounting officer of the Company; and

          (d) within 30 days prior to the beginning of each fiscal year, an annual plan (the "Annual Plan"). The Annual Plan shall set forth in reasonable detail forecasted balance sheets, statements of operations and statements of cash flows for such fiscal year and for each month within that year.

         8.2 Material Litigation. Subject to Section 8.9, promptly after the Company learns of the commencement or written threat of commencement of any litigation or proceeding against the Company or any of its respective assets that could reasonably be expected to have a material adverse effect on the Company, the Company shall deliver to Purchasers written notice of the nature and extent of such litigation or proceeding.

         8.3 Material Agreements. Subject to Section 8.9, within ten (10) days after the expiration of the applicable cure period, if any, or if no cure period exists within ten (10) days after the receipt by the Company of written notice of default by the Company under any material contract, agreement or document to which it is a party or by which it is bound, the Company shall deliver to Purchasers written notice of the nature and extent of such default.

         8.4 Accountants' Management Letters, Etc. Subject to Section 8.9, promptly after receipt by the Company, the Company shall deliver to Purchasers copies of all accountants' management letters and all management and board responses to such letters, and copies of all certificates as to compliance, defaults, material adverse changes, material litigation or similar matters relating to the Company, which shall be prepared by the Company or its officers and delivered to the third parties.

         8.5 Stockholders' Lists. Subject to Section 8.9, within sixty (60) days after the end of each fiscal year, the Company shall deliver to Purchasers a stockholders' list, showing the authorized and outstanding shares by class, including the common stock equivalents of any convertible security, the holders of all outstanding shares (both before giving effect to dilution and on a fully diluted basis) and all outstanding options, warrants and convertible securities, and detailing all options and warrants granted, exercised or lapsed (including in each case, without limitation, all option and warrant exercise prices, stock issuance prices and other terms) and all shares issued or sold (whether to directors or managers, in connection with financing or otherwise).

         8.6 Access. Subject to Section 8.9, upon the written request of the Purchasers, the Company shall afford the Purchasers and their accountants, counsel and other representatives, full access during normal business hours to all of its properties, books, contracts, commitments, records and officers, permit them to copy or make extracts therefrom, and the Company shall furnish promptly to the Purchasers all information concerning its business, properties and personnel as the Purchasers may reasonably request. Subject to the requirements of applicable law, each Purchaser agrees to keep in strict confidence, and will instruct and cause its advisors, representatives and agents to keep in strict confidence, all data, information and materials furnished or made available to such Purchaser pursuant to the immediately preceding sentence.

         8.7 Foreign Corrupt Practices. Neither the Company nor any of its officers, directors, employees or agents will offer or agree to offer anything of value to any government official, political party or candidate for government office nor will it otherwise take any action that would cause the Company to be in violation of the U.S. Foreign Corrupt Practices Act.

         8.8 Assignment of Rights to Financial Information. The rights granted pursuant to Sections 8.1 through 8.6 may not be assigned or otherwise conveyed by the Purchasers or by any subsequent transferee of any such rights without the prior written consent of the Company.

         8.9 Termination of Covenants. The covenants set forth in Sections 8.1 through 8.6 shall terminate on the Transition Date. "Transition Date" shall have the meaning specified in the Stockholder Agreement.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1 Governing Law. This Agreement shall be governed in all respects by the internal laws and not the choice of law rules of the State of Delaware.

         9.2 Survival. The representations and warranties made herein (other than pursuant to Section 4.20) shall survive until the third anniversary of the Closing Date and the representation set forth in Section 4.20 shall survive until the second anniversary of the Closing Date.

         9.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the right of the Purchasers to purchase the Series A Preferred Stock and the Series B Preferred Stock shall not be assignable by the Purchaser other than to their affiliates without the prior written consent of the Company, which may be withheld at the Company's sole discretion.

         9.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         9.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by telefacsimile or otherwise delivered by hand or by a nationally-recognized overnight courier, addressed (a) if to the Purchasers, at the address or facsimile number set forth below, or at such other address or facsimile number as the Purchasers shall have furnished to the Company in writing, or (b) if to the Company, at its address or facsimile number set forth below, addressed to the attention of the Corporate Secretary, or at such other address or telefacsimile number as the Company shall have furnished to the Purchasers in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (x) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (y) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent and (z) in the case of mailing, on the third business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail. The addresses for notices to the Purchasers and the Company are as follows:

           PURCHASERS:                        COMPANY:

           Evercore Partners, Inc.            Energy Partners, Ltd.
           65 East 55th Street                201 St. Charles Avenue, Suite 3400
           New York, NY  10022                New Orleans, LA  70170
           Attn: Austin M. Beutner            Attn:  Corporate Secretary
           Tel:  (212) 857-3120               Tel:  (504) 569-1875
           Fax:  (212) 857-3122               Fax:  (504) 569-1874

         9.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of the other party to this Agreement, shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         9.7 Expenses. The Company shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. The Company will also reimburse the Purchasers for their reasonable, documented out-of-pocket expenses incurred in connection with the transactions contemplated hereby.

         9.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one instrument.

         9.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         9.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

         The foregoing Agreement is hereby executed as of the date first above written.


ENERGY PARTNERS, LTD.


By:
   ------------------------------------
   Name:   Richard A. Bachmann
   Title:  President


EVERCORE CAPITAL PARTNERS L.P.


By:
   ------------------------------------
   Name:
   Title:


EVERCORE CAPITAL PARTNERS (NQ) L.P.


By:
   ------------------------------------
   Name:
   Title:


EVERCORE CAPITAL OFFSHORE PARTNERS L.P.


By:
   ------------------------------------
   Name:
   Title:

           EXHIBITS TO STOCK PURCHASE AGREEMENT DATED OCTOBER 26, 1999


Exhibit A         Series A Preferred Stock Designation
Exhibit B         Series B Preferred Stock Designation
Exhibit C         Series C Preferred Stock Designation
Exhibit D         Stockholder Agreement
Exhibit E         EIF Warrant Agreement
Exhibit F         EIF Paydown Amount


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          SCHEDULES TO STOCK PURCHASE AGREEMENT DATED OCTOBER 26, 1999.


4.4              Capitalization
4.6              Financial Statements
4.7              Absence of Changes
4.10             Patents and Other Intangible Assets
4.11             Litigation
4.13             Certain Transactions
4.14             Material Contracts and Obligations
4.16             Tax Matters
4.17             Insurance
4.18             Real Property
4.19             Tangible Personal Property
4.20             Environmental Matters
4.21             Employee Pension Benefit Plans; Employees
4.25             Minute Books
6.13             Escrowed Shares